EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint each of Jason Dubinsky, Patrick J. Maloney and Leah M. Trzcinski as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name in the preceding sentence (each of whom is herein called my “authorized representative”) acting alone to sign and file on my behalf in all capacities I may at any time have with Morningstar, Inc. (“Morningstar”) (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933, as amended, identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock to be offered and sold pursuant to the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan.

This instrument shall remain in effect until the earlier to occur of (i) my cessation of service as a director or officer of Morningstar and (ii) my giving written notice to Morningstar’s Chairman of the Board of Directors and Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

Dated: July 30, 2021

/s/ Kunal Kapoor Kunal Kapoor	/s/ Stephen Joynt Stephen Joynt

/s/ Jason Dubinsky Jason Dubinsky	/s/ Steven Kaplan Steven Kaplan

/s/ Kimberly McGarry Kimberly McGarry	/s/ Gail Landis Gail Landis

/s/ Joe Mansueto Joe Mansueto	/s/ Bill Lyons Bill Lyons

/s/ Robin Diamonte Robin Diamonte	/s/ Doniel Sutton Doniel Sutton

/s/ Cheryl Francis Cheryl Francis	/s/ Caroline Tsay Caroline Tsay